Exhibit 99.1

Horizon Health Corporation Announces Second Quarter Results


    LEWISVILLE, Texas--(BUSINESS WIRE)--April 5, 2004--Horizon Health Corporation (NASDAQ/NM:HORC) today announced earnings of $0.47 per diluted share for the second fiscal quarter ended February 29, 2004, an increase of 9.3%, as compared with earnings of $0.43 per diluted share for the prior year second quarter.
    For the second quarter, revenues were $42.1 million versus revenues of $41.5 million for the same period in the previous year, a 1.4% increase. Net income increased 12.5% to $2.7 million, compared with net income of $2.4 million for the prior year period.
    For the six months ended February 29, 2004, revenues increased 0.7% to $84.2 million versus revenues of $83.6 million for the same period in the previous fiscal year. Net income rose to $5.3 million, or $0.93 per diluted share, compared with net income of $4.8 million, or $0.84 per diluted share, for the prior year, resulting in increases in net income of 10.4% and earnings per share of 10.7%.
    Mr. Ken Newman, President and Chief Executive Officer of Horizon Health Corporation, said, "We continue to achieve consistent growth in profitability and earnings per share. We are also consistent in our initiatives to consummate accretive acquisitions in our clinical core competencies of behavioral health and physical rehabilitation services. We hope to make additional announcements in regard to acquisitions in this fiscal year. On April 1, we announced our acquisition of Northern Indiana Psychiatric Hospital. For our fiscal 2004 year, we are still comfortable with current analyst estimates of $1.87 earnings per share before the effect of any future acquisitions."
    A listen-only simulcast and a 30-day replay of Horizon's second quarter conference call will be available online on April 6th beginning at 10:00 a.m. Central Time through the Company's website at www.horizonhealthcorp.com or at www.fulldisclosure.com.
    Horizon Health Corporation is a leading provider of behavioral health and physical rehabilitation services in a variety of clinical settings, a provider of professional specialty temporary and travel nurse staffing services for general hospitals, and a provider of employee assistance plans and behavioral health services to employers and managed care organizations.
    The statements contained herein based on future expectations rather than on historical facts are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Numerous factors as outlined in the SEC reports filed by the Company could cause actual results to differ materially from those in any such forward-looking statements. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligations to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.



                      HORIZON HEALTH CORPORATION
           CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
         (In thousands, except per share and statistical data)

                              For the Three Months For the Six Months
                                  Ended February     Ended February
                               ------------------  ------------------
                                 2004      2003      2004      2003
                               --------  --------  --------  --------
Revenue                         $42,138   $41,490   $84,185   $83,531
Cost of Services                 32,455    32,830    64,940    65,390
                               --------  --------  --------  --------
Gross Profit                      9,683     8,660    19,245    18,141
Selling, general
 and administrative               4,489     4,082     9,393     8,895
Provision for (recovery of)
 doubtful accounts                  151      (105)     (115)     (105)
Depreciation and amortization       646       645     1,308     1,404
                               --------  --------  --------  --------
Income from operations            4,397     4,038     8,659     7,947
Interest expense (net of
 interest and other income)          71        48       150       126
                               --------  --------  --------  --------
Income before income taxes        4,326     3,990     8,509     7,821
Income tax provision              1,657     1,544     3,259     3,019
                               --------  --------  --------  --------
Net income                       $2,669    $2,446    $5,250    $4,802
                               ========  ========  ========  ========

Net income per common
 and common equivalent share:
  Basic                           $0.49     $0.46     $0.98     $0.91
  Diluted                         $0.47     $0.43     $0.93     $0.84
Weighted average shares
 outstanding:
  Basic                           5,401     5,267     5,384     5,306
  Diluted                         5,674     5,701     5,662     5,734


                      CONSOLIDATED BALANCE SHEETS

                                                    Feb. 29, Aug. 31,
                                                     2004      2003
                                                   --------  --------
Cash                                                 $2,478    $1,973
Accounts receivable (net)                            16,367    14,822
Other current assets                                  4,511     4,455
                                                   --------  --------
Total current assets                                 23,356    21,250
Property and equipment (net)                          6,235     5,850
Goodwill and other intangible assets (net)           74,190    74,882
Other long-term assets                                  176       347
                                                   --------  --------
Total assets                                       $103,957  $102,329
                                                   ========  ========

Current liabilities                                 $20,067   $20,000
Other liabilities                                     1,570     1,431
Long-term debt                                        9,500    14,000
Deferred taxes                                        3,765     3,106
                                                   --------  --------
Total liabilities                                    34,902    38,537
Stockholders' equity                                 69,055    63,792
                                                   --------  --------
Total liabilities and stockholders' equity         $103,957  $102,329
                                                   ========  ========

                       SUMMARY STATISTICAL DATA

                                                                As of
                                           Quarter Ended      Aug. 31
                                        Feb. 29,   Nov. 30,
                                          2004       2003       2003
                                        ---------  --------  ---------
Number of contract locations:
Contract locations in operation               134       133       127
Contract locations signed & unopened            9        10        15
                                       ----------  --------  --------
Total contract locations                      143       143       142
                                       ==========  ========  ========

 Managed Care and EAP Lives             3,339,534 3,344,815 3,232,252
 Managed Care and EAP Contracts             1,159     1,177     1,176

                                            As of August 31,
                                 2002       2001     2000      1999
                               --------  --------  --------  --------
Number of contract locations:
Contract locations in operation     131       124       128       147
Contract locations signed
 & unopened                          11        14        10         6
                               --------  --------  --------  -------
Total contract locations            142       138       138       153
                               ========  ========  ========  -=======

Managed Care and EAP Lives    2,349,197 2,208,938 1,736,078 2,416,409
Managed Care and
 EAP Contracts                      687       641       258       270


    CONTACT: Horizon Health Corporation
             Ronald C. Drabik, 972-420-8222